Exhibit 99.1

Super Micro Computer, Inc. Announces 1st Quarter Fiscal 2011 Financial Results

SAN JOSE, Calif., October 26, 2010 (BUSINESS WIRE) — Super Micro Computer, Inc. (NASDAQ:SMCI), a leader in application optimized, high performance server solutions, today announced first quarter fiscal 2011 financial results for the quarter ended September 30, 2010.

Fiscal 1st Quarter Highlights

•	Quarterly net sales of $207.2 million, up 2.7% from the fourth quarter of fiscal year 2010 and up 39.5% from the same quarter of last year.

•	Net income of $7.2 million, down 6.5% from the fourth quarter of fiscal year 2010 and up 86.8% from the same quarter of last year.

•	Gross margin of 15.9%, up from 15.3% in the fourth quarter of fiscal year 2010 and down from 16.5% from the same quarter of last year.

•	Server Solutions accounted for 35.7% of net sales compared with 32.2% in the fourth quarter of fiscal year 2010 and 34.5% in the same quarter of last year.

Net sales for the first quarter ended September 30, 2010 totaled $207.2 million, up 39.5% from $148.5 million in the first quarter of fiscal year 2010. No customer accounted for more than 10% of net sales during the quarter.

Net income for the first quarter of fiscal year 2011 was $7.2 million or $0.17 per diluted share, an increase of 86.8% from the net income of $3.9 million, or $0.10 per diluted share in the same period a year ago. Included in net income for the quarter were $1.8 million of stock-based compensation expense (pre-tax) and $0.7 million of litigation related expense (pre-tax). Excluding these items and the related tax effect, non-GAAP net income for the first quarter was $9.3 million, or $0.22 per diluted share, compared to non-GAAP net income of $5.8 million, or $0.15 per diluted share, in the same quarter of last year. On a sequential basis, non-GAAP net income increased from the fourth quarter of fiscal year 2010 by $0.2 million or $0.01 per diluted share.

Gross margin for the first quarter was 15.9%, compared to 16.5% in the same period a year ago. Non-GAAP gross margin for the first quarter was 16.0% compared to 16.6% in the same period a year ago. Non-GAAP gross margin was 15.4% for the fourth quarter of fiscal year 2010.

The Company’s cash and cash equivalents, short and long term investments at September 30, 2010 were $89.4 million compared to $79.4 million at June 30, 2010. Free cash flow in the three months ended September 30, 2010 was $9.7 million.

Business Outlook & Management Commentary

The Company expects net sales of $220 million to $230 million for the second quarter of fiscal year 2011 ending December 31, 2010. The Company expects non-GAAP earnings per diluted share of approximately $0.23 to $0.27 for the second quarter.

“During the past year, we made strategic decisions to grow internationally and to further invest in our research and development to extend our position as the leader in server technology innovation. Our growth strategy is proving successful as we again achieved another record for growth while improving our margin performance,” said CEO Charles Liang. “Supermicro is better positioned in our geographic regions to support the strong demand globally for our best in class performing product lines that feature best performance per watt, per square foot, and per dollar. In particular, we are pleased to see the improvement in our total systems revenue this quarter.”

It is currently expected that the outlook will not be updated until the Company’s next quarterly earnings announcement, notwithstanding subsequent developments. The Company may update the outlook or any portion thereof at any time. Such updates will take place only by way of a news release or other broadly disseminated disclosure available to all interested parties in accordance with Regulation FD.

Conference Call Information

Super Micro Computer will discuss these financial results in a conference call at 2:00 p.m. PT, today. To participate in the conference call, please call 888-240-1251 (international callers dial 913-312-1268) 10 minutes prior. A recording of the conference will be available until 11:59 pm ET on Tuesday, November 9, 2010 by dialing 877-870-5176 (international callers dial 858-384-5517) and entering replay PIN 1980946. The live web cast and recording of the call will be available on the Investor Relations section at www.supermicro.com two hours after the conference conclusion. They will remain available until the Company’s next earnings call.

Cautionary Statement Regarding Forward Looking Statements

Statements contained in this press release that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may relate, among other things, to our expected financial and operating results, our ability to build and grow Super Micro Computer, the benefits of our products and our ability to achieve our goals, plans and objectives. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from those anticipated. These include, but are not limited to: our dependence on continued growth in the markets for X86, blade servers and embedded applications, increased competition, difficulties of predicting timing, introduction and customer acceptance of new products, poor product sales, difficulties in establishing and maintaining successful relationships with our distributors and vendors, shortages or price fluctuations in our supply chain, our ability to protect our intellectual property rights, our ability to control the rate of expansion domestically and internationally, difficulty managing rapid growth and general political, economic and market conditions and events. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in our filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in such filings.

Use of Non-GAAP Financial Measures

Non-GAAP gross margin discussed in this press release excludes stock-based compensation expense. Non-GAAP net income and net income per share discussed in this press release exclude stock-based compensation expense, a provision for litigation costs and the related tax effect of the applicable items. Management presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the Company’s performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company’s financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. Pursuant to the requirements of SEC Regulation G, detailed reconciliations between the Company’s GAAP and non-GAAP financial results is provided at the end of this press release. Investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the Company’s SEC filings.

About Super Micro Computer, Inc.

Supermicro, the leader in server technology innovation and green computing, provides customers around the world with application-optimized server, workstation, blade, storage and GPU systems. Based on its advanced Server Building Block Solutions, Supermicro offers the most optimized selection for IT, datacenter and HPC deployments. The company’s system architecture innovations include the Twin server, double-sided storage and SuperBlade® product families. Offering the most comprehensive product lines in the industry, Supermicro provides businesses of all sizes with energy-efficient, earth-friendly solutions that deliver unmatched performance and value. Founded in 1993, Supermicro is headquartered in Silicon Valley with worldwide operations and manufacturing centers in Europe and Asia. For more information, visit www.supermicro.com.

SUPER MICRO COMPUTER, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	September 30, 2010	June 30, 2010
ASSETS
Current assets:
Cash and cash equivalents	$83,519	$72,644
Short-term investments	59	845
Accounts receivable, net	71,810	72,963
Inventory, net	151,510	135,584
Deferred income taxes – current	9,211	9,756
Prepaid income taxes	3,665	2,737
Prepaid expenses and other current assets	3,732	2,328

Total current assets	323,506	296,857
Long-term investments	5,788	5,901
Property, plant and equipment, net	68,736	62,691
Deferred income taxes – noncurrent	2,625	4,825
Restricted assets	363	286
Other assets	2,569	202

Total assets	$403,587	$370,762

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$113,067	$95,416
Accrued liabilities	23,683	19,432
Income taxes payable	4,151	3,219
Advances from receivable financing arrangements	1,110	1,193
Short-term debt	18,553	18,553
Current portion of capital lease obligations	49	62

Total current liabilities	160,613	137,875
Long-term capital lease obligations-net of current portion	41	46
Other long-term liabilities	8,363	8,140

Total liabilities	169,017	146,061
Stockholders’ equity:
Common stock and additional paid-in capital	103,002	100,350
Treasury stock (at cost)	(2,030)	(2,030)
Accumulated other comprehensive loss	(204)	(204)
Retained earnings	133,802	126,585

Total stockholders’ equity	234,570	224,701

Total liabilities and stockholders’ equity	$403,587	$370,762

SUPER MICRO COMPUTER, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended
	September 30, 2010	September 30, 2009
Net sales	$207,178	$148,521
Cost of sales	174,141	124,012

Gross profit	33,037	24,509
Operating expenses:
Research and development	10,446	8,627
Sales and marketing	6,208	4,534
General and administrative	4,374	3,799
Provision for litigation loss	—	1,089

Total operating expenses	21,028	18,049
Income from operations	12,009	6,460
Interest and other income, net	20	32
Interest expense	(159)	(133)

Income before income tax provision	11,870	6,359
Income tax provision	4,653	2,496

Net income	$7,217	$3,863

Net income per common share:
Basic	$0.19	$0.11

Diluted	$0.17	$0.10

Weighted-average shares used in calculation of net income per common share:
Basic (a)	37,223,866	34,945,516

Diluted (b)	41,431,066	39,207,218

Stock-based compensation is included in the following cost and expense categories by period (in thousands):

	Three Months Ended
	September 30, 2010	September 30, 2009
Cost of sales	$194	$144
Research and development	864	670
Sales and marketing	282	206
General and administrative	484	507

SUPER MICRO COMPUTER, INC.

CONDENSED CONSOLIDATED CASH FLOW STATEMENTS

(In thousands)

(Unaudited)

	Three Months Ended September 30,
	2010	2009
OPERATING ACTIVITIES:
Net income	$7,217	$3,863
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	1,282	1,121
Stock-based compensation expense	1,824	1,527
Excess tax benefits from stock-based compensation	(648)	—
Allowance for doubtful accounts	161	41
Allowance for sales returns	1,280	931
Provision (benefit) for inventory	(90)	266
Loss on disposal of property and equipment	1	—
Deferred income taxes	2,745	(223)
Changes in operating assets and liabilities:
Accounts receivable, net	(288)	(5,365)
Inventory	(15,836)	(10,283)
Prepaid expenses and other assets	(3,772)	(156)
Accounts payable	17,574	12,876
Prepaid income taxes/income taxes payable	1,000	2,150
Accrued litigation loss	—	1,089
Accrued liabilities	4,251	1,425
Other long-term liabilities	223	397

Net cash provided by operating activities	16,924	9,659

INVESTING ACTIVITIES:
Proceeds from investments	900	3,440
Purchases of property, plant and equipment	(7,251)	(672)
Restricted assets	(77)	(4)

Net cash provided by (used in) investing activities	(6,428)	2,764

FINANCING ACTIVITIES:
Repayment of long-term debt	—	(9,994)
Proceeds from exercise of stock options	594	703
Excess tax benefits from stock-based compensation	648	—
Payment of obligations under capital leases	(18)	(10)
Advances (payment) under receivable financing arrangements	(83)	181
Minimum tax withholding paid on behalf of an employee for restricted stock awards	(762)	—

Net cash provided by (used in) financing activities	379	(9,120)

Net increase in cash and cash equivalents	10,875	3,303
Cash and cash equivalents at beginning of period	72,644	70,295

Cash and cash equivalents at end of period	$83,519	$73,598

Supplemental disclosure of cash flow information:
Cash paid for interest	$132	$133
Cash paid for taxes, net of refunds	$675	$413
Non-cash investing and financing activities:
Accrued costs for property, plant and equipment purchases	$568	$379
Changes in fair values of investments	$—	$339

SUPER MICRO COMPUTER, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended September 30,
	2010	2009
GAAP GROSS PROFIT	$33,037	$24,509
Add back stock-based compensation (c)	194	144

Non-GAAP GROSS PROFIT	$33,231	$24,653

GAAP GROSS MARGIN	15.9%	16.5%
Add back stock-based compensation (c)	0.1%	0.1%

Non-GAAP GROSS MARGIN	16.0%	16.6%

GAAP INCOME FROM OPERATIONS	$12,009	$6,460
Add back stock-based compensation (c)	1,824	1,527
Add back provision for litigation costs (d)	729	1,089

Non-GAAP INCOME FROM OPERATIONS	$14,562	$9,076

GAAP NET INCOME	$7,217	$3,863
Add back stock-based compensation (c)	1,824	1,527
Add back provision for litigation costs(d)	729	1,089
Add back adjustments to tax provision (e)	(505)	(650)

Non-GAAP NET INCOME	$9,265	$5,829

GAAP NET INCOME PER COMMON SHARE – BASIC (a)	$0.19	$0.11
Add back stock-based compensation, provision for litigation costs and adjustments to tax provision (c) (d) (e)	0.05	0.06

Non-GAAP NET INCOME PER SHARE – BASIC (f)	$0.24	$0.17

GAAP NET INCOME PER COMMON SHARE – DILUTED (b)	$0.17	$0.10
Add back stock-based compensation, provision for litigation costs and adjustments to tax provision (c) (d) (e)	0.05	0.05

Non-GAAP NET INCOME PER SHARE – DILUTED (g)	$0.22	$0.15

WEIGHTED-AVERAGE SHARES USED IN COMPUTING NET INCOME PER SHARE
BASIC - GAAP(h)	37,223,866	34,945,516

BASIC - Non-GAAP(i)	38,009,095	34,945,516

DILUTED - GAAP(h)	41,431,066	39,207,218

DILUTED - Non-GAAP(i)	42,715,575	40,140,358

(a)	Approximately $149,000 and $118,000 of undistributed earnings allocated to participating securities were not included in the determination of GAAP basic net income per common share for the three months ended September 30, 2010 and 2009, respectively.
(b)	Approximately $134,000 and $106,000 of undistributed earnings allocated to participating securities were not included in the determination of GAAP diluted net income per common share for the three months ended June 30, 2010 and 2009, respectively.

(c)	Amortization of ASC Topic 718 (SFAS No. 123R, APB 25 and SFAS No. 123) stock-based compensation for the three months ended September 30, 2010 and 2009.
(d)	Provision for litigation costs for the three months ended September 30, 2010 was related to a settlement of a patent litigation in September 2010. Provision for litigation costs for the three months ended September 30, 2009 was related to a commercial lawsuit filed in 1999.
(e)	The provision of income taxes used in arriving at the non-GAAP net income was computed using an income tax rate of 35.8% and 35.1% for the three months ended September 30, 2010 and 2009, respectively.
(f)	Approximately $191,000 of undistributed earnings allocated to participating securities were included in the determination of Non-GAAP basic net income per common share for the three months ended September 30, 2010.
(g)	Approximately $170,000 of undistributed earnings allocated to participating securities were included in the determination of Non-GAAP diluted net income per common share for the three months ended September 30, 2010.
(h)	785,229 and 1,101,827 shares of unvested restricted stock awards were not included in the determination of GAAP basic and diluted net income per common share for the three months ended September 30, 2010 and 2009, respectively.
(i)	785,229 shares of unvested restricted stock awards were included in the determination of Non-GAAP basic and diluted net income per share for the three months ended September 30, 2010.

SMCI-F

SOURCE: Super Micro Computer, Inc.

Super Micro Computer, Inc.

Howard Hideshima, 408-503-8000

Chief Financial Officer

ir@supermicro.com

or

Perry G. Hayes

SVP, Investor Relations

ir@supermicro.com